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Exhibit 10.10

FORM OF
PINNACLE AIRLINES CORP.
2002 STOCK INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

        THIS AGREEMENT (the "Agreement"), is made effective as of the        day of [        ], 2002, (the "Date of Grant"), between Pinnacle Airlines Corp., a Delaware corporation (the "Company"), and                        (the "Participant"):

R E C I T A L S:

        WHEREAS, the Company has adopted the Pinnacle Airlines Corp. 2002 Stock Incentive Plan (the "Plan"), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

        WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

        NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

          1.    Grant of the Option.    The Company hereby grants to the Participant the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, (i) all or any part of an aggregate of [            ] Shares, subject to adjustment as set forth in the Plan (the "Time I Option"), (ii) all or any part of an aggregate of [            ] Shares, subject to adjustment as set forth in the Plan (the "Time II Option") and (iii) all or any part of an aggregate of [            ] Shares, subject to adjustment as set forth in the Plan (the "Time III Option"). The purchase price of the Shares subject to the Option (the "Option Price") shall be (i) $            per Share, with respect to the Time I Option, (ii)  $            per Share, with respect to the Time II Option and (iii) $            per Share, with respect to the Time III Option. The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.

          2.    Vesting.    At any time, the portion of the Option which has become vested and exercisable as described in this Section 2 is hereinafter referred to as the "Vested Portion."

            (a)    Time Option.    Subject to Section 2(b), each of the Time I Option, Time II Option and Time III Option shall vest and become exercisable with respect to twenty-five percent (25%) of the Shares subject to each Option on the first anniversary of the Date of Grant and shall vest and become exercisable with respect to an additional twenty-five percent (25%) of the Shares subject to each Option on each subsequent anniversary of the Date of Grant, until such Shares subject to each Option is 100% vested.

            (b)    Termination of Employment

            If the Participant's employment with the Company is terminated for any reason, the Option shall, to the extent not then vested, be canceled by the Company without consideration and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 3(a).

          3.    Exercise of Option.

            (a)    Period of Exercise.    Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:

                (i)  the tenth anniversary of the Date of Grant;

              (ii)  one year following the date of the Participant's termination of employment as a result of death or Disability;

              (iii)  ninety days following the date of the Participant's termination of employment by the Company without Cause (other than as a result of death or Disability) or by the Participant for any reason; and

              (iv)  the date of the Participant's termination of employment by the Company for Cause.

            For purposes of this Agreement:

              "Cause" shall mean with respect to the termination of a Participant's employment with the Company or any Affiliate (i) an act or acts of personal dishonesty by the Participant intended to result in substantial personal enrichment of the Participant at the expense of the Company or an Affiliate; (ii) an act or acts of personal dishonesty by the Participant intended to cause substantial injury to the Company or an Affiliate; (iii) material breach (other than as a result of a Disability) by the Participant of the Participant's obligations under the terms and conditions of the Participant's employment, which action was (A) undertaken without a reasonable belief that the action was in the best interest of the Company or an Affiliate and (B) not remedied within a reasonable period of time after receipt of written notice from the Company or an Affiliate specifying the alleged breach, or (iv) the conviction of the Participant of a felony.

              "Disability" shall mean the Participant's physical or mental condition which prevents continued performance of his or her duties and for which the Participant establishes by medical evidence that such condition will be permanent and continuous during the remainder of the Participant's life or is likely to be of at least three (3) years' duration.

            (b)    Method of Exercise.

                (i)  Subject to Section 3(a), the Vested Portion of the Option may be exercised by delivering to the Company at its principal office or its designee written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price. The payment of the Option Price shall be made (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares or (iv) through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such Sale equal to the aggregate Option Price for the Shares being purchased.

              (ii)  Upon the Company's determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant's name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

              (iii)  In the event of the Participant's death, the Vested Portion of the Option shall remain exercisable by the Participant's executor or administrator, or the person or persons to whom the Participant's rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a). Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

          4.    No Right to Continued Employment.    Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

          5.    Legend on Certificates.    Any Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any certificates representing such Shares to make appropriate reference to such restrictions.

          6.    Transferability.    Except as otherwise provided in the Plan, the Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. Except as otherwise provided in the Plan, during the Participant's lifetime, the Option is exercisable only by the Participant.

          7.    Withholding.    The Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Option or under the Plan or from any compensation or other amount owing to the Participant, applicable withholding taxes in respect of the Option, its exercise, or any payment or transfer under the Option or under the Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

          8.    Notices.    Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

          9.    Choice of Law.    THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          10.    Signature in Counterparts.    This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

PINNACLE AIRLINES CORP.
By:

Agreed and acknowledged as of the date first above written:

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  Exhibit 10.10
FORM OF PINNACLE AIRLINES CORP. 2002 STOCK INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT